                                                                         (h)(ii)

                         MUTUAL FUNDS SERVICE AGREEMENT



                         O FUND ADMINISTRATION SERVICES

                           O FUND ACCOUNTING SERVICES

















                          SCHRODER GLOBAL SERIES TRUST


                              SEPTEMBER ____, 2003

                         MUTUAL FUNDS SERVICE AGREEMENT



                                TABLE OF CONTENTS

SECTION                                                                    PAGE
1.      Appointment......................................................    1

2.      Representations and Warranties...................................    1

3.      Delivery of Documents............................................    3

4.      Services Provided................................................    3

5.      Fees and Expenses................................................    4

6.      Limitation of Liability and Indemnification......................    6

7.      Term.............................................................    9

8.      Notices..........................................................    9

9.      Waiver...........................................................    10

10.     Force Majeure....................................................    10

11.     Amendments.......................................................    10

12.     Severability.....................................................    10

13.     Governing Law....................................................    10

14.     Privacy..........................................................    11

Signatures...............................................................    11

                         MUTUAL FUNDS SERVICE AGREEMENT

                                                                            PAGE
Schedule A  --  Fees and Expenses........................................   A-1

Schedule B  --  Fund Administration Services Description.................   B-1

Schedule C  --  Fund Accounting Services Description.....................   C-1

                         MUTUAL FUNDS SERVICE AGREEMENT


     AGREEMENT made as of September , 2003 by and between Schroder Global Series Trust (the "Trust"), a Massachusetts business trust, on behalf of its series, Schroder North American Equity Fund (the "Fund")and J.P. MORGAN INVESTOR SERVICES CO. ("J.P. Morgan"), a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to contract with J.P. Morgan to provide certain services with respect to the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints J.P. Morgan to provide services for the Fund, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the "Board"), for the period and on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

     2. REPRESENTATIONS AND WARRANTIES.

          (a) J.P. Morgan represents and warrants to the Fund that:

               (i) J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;

               (ii) J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts and the State of New York;

               (iii) J.P. Morgan is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

               (iv) all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;

               (v) J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair J.P. Morgan's ability to perform its duties and obligations under this Agreement; and

               (vii) J.P. Morgan's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan;

          (b) The Fund represents and warrants to J.P. Morgan that:

               (i) the Fund is a series of shares of beneficial interest of the Trust, which is a Massachusetts business trust;

               (ii) the Fund is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement;

               (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

               (iv) the Fund is an investment company registered under the 1940 Act;

               (v) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed and will be effective and will remain effective during the term of this Agreement; (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

               (vii) the Fund's registration statements comply in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Fund's prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

               (viii) the Fund's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     3. DELIVERY OF DOCUMENTS.

          (a) The Fund will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

     (1) Resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Fund and approving this Agreement;

     (2) The Fund's Agreement and Declaration of Trust;

     (3) The Fund's By-Laws;

     (4) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (5) The Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (6) Copies of the Investment Advisory Agreement between the Fund and its investment adviser (the "Advisory Agreement");

     (7) Opinions of counsel and auditors' reports;

     (8) The Fund's prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

     (9) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

          (b) J.P. Morgan shall furnish to the Trust a copy of each SAS 70 completed in respect of it during the term of this Agreement, as soon as practicable following the completion of such SAS 70

     4. SERVICES PROVIDED.

     (a) J.P. Morgan will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Agreement and Declaration of Trust and By-Laws; applicable U.S. laws and regulations; and all resolutions and policies implemented by the Board, of which J.P. Morgan has been notified by the
Fund:

          (i) Fund Administration and Fund Accounting

          (ii) A detailed description of each of the above services is contained in Schedules B and C respectively, to this Agreement.

     (b) J.P. Morgan will also:

          (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);

          (ii) at the Trust's request, provide the services of individuals to serve as officers of the Trust, who will be designated by J.P. Morgan, subject to election by the Board;

          (iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

          (iv) furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

          (v) keep records relating to the services provided hereunder in such form and manner as may be appropriate or advisable, including all such records as are required by law to be maintained by a registered investment company . J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules. Upon termination of this Agreement for any reason whatsoever, J.P. Morgan will surrender all such records to the Trust at the Trust's request. J.P. Morgan may keep a copy of such records for its records, which it will hold strictly confidential. For purposes of clarity, J.P. Morgan's obligation so to surrender records to the Trust shall be effective and binding at all times, regardless of any dispute with, or alleged breach by, the Trust under this Agreement. Under no circumstances will J.P. Morgan raise any breach of this Agreement by the Trust, or any other claim by J.P. Morgan against the Trust, as a defense or impediment to J.P. Morgan's obligation to surrender records to the Trust pursuant to this paragraph.

     5. FEES AND EXPENSES.

          (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay J.P. Morgan monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable within 30 days following receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable within 30 days following the date of such termination.

          (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

          (c) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by J.P. Morgan. In addition, significant regulatory and legal changes and changes in the Fund's status may necessitate additional services, processing or reports. In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

          (d) J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. The Fund agrees to promptly reimburse J.P. Morgan for any services, equipment or supplies ordered by or for the Fund through J.P. Morgan and previously approved by the Fund and for any other expenses that J.P. Morgan may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. The Fund will bear all of the expenses of its operations not assumed by J.P. Morgan hereunder, including without limitation taxes; interest; brokerage fees and commissions; salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of J.P. Morgan, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of trust existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with trust, shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual client requests (provided that the Trust has been advised in advance that overtime charges will be incurred in respect of any such request); microfilm and storage, audio response unit costs; corporate action services; service termination and conversion costs agreed by the parties; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary Fund expenses. In addition, J.P. Morgan may, with the Trust's consent, utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Fund, in connection with determining the net asset values of the Fund. The Fund will reimburse J.P. Morgan for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

          (e) All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable within 30 days following receipt of the invoice.

          (f) J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to J.P. Morgan.

          (g) In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by J.P. Morgan. The Fund must notify J.P. Morgan in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

     6. LIMITATION OF LIABILITY AND INDEMNIFICATION.

          (a) J.P. Morgan shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund or third parties, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from J.P. Morgan's negligence or willful misconduct.

          (b) The Fund shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

               (i) any and all actions of the Indemnitees required to be taken pursuant to this Agreement;

               (ii) the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

               (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

               (iv) the breach of any representation or warranty of the Fund hereunder;

               (v) following any instructions or other directions reasonably believed to be requests of the Fund or otherwise duly authorized, and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;

               (vi) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by the Fund, its investment advisers and/or sub-advisers, and providers of other services such as data services, corporate action services, pricing services or securities brokerage;

               (vii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or
(2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

               (vii) any failure of the Fund's registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund's prospectus;

               (ix) the actions taken by the Fund, its investment adviser and/or sub-advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

               (x) all actions, inactions, omissions, or errors caused by third parties to whom the Fund or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund, its investment advisers, distributor, administrator or sponsor; provided, however, that the Fund will have no obligation to indemnify any Indemnitee for any Losses causes by the negligence, wilful misconduct, or bad faith of any Indemnitee, or by the reckless disregard by any Indemnitee of his or its obligations under this Agreement. The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any claim or suit brought to enforce any claim subject to this indemnity provision. If the Fund elects to assume the defense of any such claim or suit, the defense shall be conducted by counsel chosen by the Fund. In the event that the Fund elects to assume the defense of any claim or suit and retain counsel, J.P. Morgan shall bear the fees and expenses of any additional counsel retained by it.

               (d) In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Fund and its custodians, officers and directors, investment advisers and sub-advisers, investors, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized. J.P. Morgan shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel and public accountants retained by the Fund, as necessary or appropriate; provided that J.P. Morgan shall not consult with any such legal counsel or accountants without first having obtained the consent of the Fund, which shall not be unreasonably withheld..

               (e) Anything in this Agreement to the contrary notwithstanding, in no event shall either party be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed. This provision shall survive the termination of this Agreement.

     7. TERM. This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 180 days' prior written notice; provided, however, that the Trust may terminate this Agreement immediately upon notice to J.P. Morgan in the event of a material breach of this Agreement by J.P. Morgan, which has not been remedied after 30 days written notice of the breach to J.P. Morgan by the Trust. Upon termination of this Agreement, the Fund shall pay to J.P. Morgan such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

     8. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

               If to the Fund:
                    Schroder North American Equity Fund
                    875 Third Avenue, 22nd Floor
                    New York, New York 10022
                    Attention: Carin F. Muhlbaum, Esq.
                    Fax:  212-632-2990

               If to J.P. Morgan:
                    J.P. Morgan Investor Services Co.
                    73 Tremont Street
                    Boston, MA 02108
                    Attention:  Karl Hartmann, General Counsel
                    Fax:  617-557-8616

     9. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     10. FORCE MAJEURE. J.P. Morgan shall not be responsible or liable for any harm, loss or damage suffered by the Fund, its investors, or other third parties or for any failure or delay in performance of J.P. Morgan's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond J.P. Morgan's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by J.P. Morgan will not give the Fund the right to terminate this Agreement, unless the Trust reasonably determines that it is unlikely that J.P. Morgan will be able to perform its obligations under this Agreement promptly upon the cessation of the event or circumstance giving rise to such force majeure.

     11. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     12. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

     14. PRIVACY. In accordance with the Securities and Exchange Commission's Regulation S-P ("Regulation S-P"), "nonpublic financial information", within the meaning of Regulation S-P, relating to consumers or customers of the Trust provided by, or at the direction of the Trust to J.P. Morgan, or collected or retained by J.P. Morgan in the course of performing its duties under this Agreement shall be considered confidential information. J.P. Morgan agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of J.P. Morgan or third parties who have entered into contractual arrangements with the Trust or with J.P. Morgan, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of the Trust, (iii) as required by law or (iv) subject to (i) above, as permitted by law. J.P. Morgan warrants that it shall not disclose such confidential information to any person or entity as permitted in the previous sentence unless such person or entity has agreed to keep such information confidential. J.P. Morgan represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to consumers or customers of the Trust. The Trust represents to J.P. Morgan that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide J.P. Morgan with a copy of that statement annually.

A copy of the Agreement and Declaration of Trust of Schroder Global Series Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.



SCHRODER GLOBAL SERIES TRUST,
ON BEHALF OF ITS SCHRODER NORTH AMERICAN EQUITY FUND SERIES

By:

Name:

Title:

J.P. MORGAN INVESTOR SERVICES CO.

By:

Name:

Title:

                         MUTUAL FUNDS SERVICE AGREEMENT

                                   SCHEDULE A
                                FEES AND EXPENSES



                     FUND ADMINISTRATION AND ACCOUNTING FEES


     A. For the services rendered under this Agreement, the Fund shall pay to the Administrator a monthly fee based on the following annual rates:


         ADMINISTRATION
         $24,000 per fund plus,

         0.0035 of 1% on the first $ 1 billion in average daily net assets, plus
         0.0020 of 1% of the average daily net assets in excess of $1 billion.

         ACCOUNTING
         $30,000 per fund plus,

         0.0040 of 1% on the first $ 1 billion in average daily net assets, plus
         0.0030 of 1% of the average daily net assets in excess of $1 billion.

     B.  Out-of-pocket expenses will be computed, billed and payable monthly.

                         MUTUAL FUNDS SERVICE AGREEMENT

                                   SCHEDULE B
                   GENERAL DESCRIPTION OF FUND ADMINISTRATION
                             AND COMPLIANCE SERVICES


J.P. Morgan's Fund Administration and Compliance Services are designed and intended to address the Fund's routine financial and tax reporting, portfolio compliance and general administration needs. J.P. Morgan will work closely with the Fund's experts, such as its public accountants and legal counsel, with respect to these services.

I.   ROUTINE FINANCIAL REPORTING SERVICES

     A. Semi-annual and annual reports. Prepare for review and approval by Fund's officers, financial information for the Fund's semi-annual reports, annual reports and financial statements for routine prospectus updates.

     B. Regular N-SAR filings. Prepare for review and approval by Fund's officers, Form N-SAR. Upon approval of the N-SAR by the Fund's adviser and officers, J.P. Morgan will file Form N-SAR with the SEC.

     C. 24f-2 Notices. Prepare and file with the SEC the annual Rule 24f-2 Notice, upon approval by Fund officers.

     D. N-CSR filings. Prepare and review Item 1 of form N-CSR and assist in coordination of all other items of Form N-CSR for review and approval by Fund's officers, and prepare for electronic filing (via the SEC's electronic filing system ("EDGAR")) of the Fund's Form N-CSR. The Fund will bear the costs of filing and of formatting ("EDGARizing") all documents for filing. Upon approval of Form N-CSR by the Fund's advisor and officers, coordinate the filing with the SEC.

     E.   Total Return: Prepare total return calculations monthly.


II.  ROUTINE TAX SERVICES

     A. Tax filings. Working with the Fund's independent public accountants or other professionals, assist with the preparation and filing of (1) the Fund's Federal tax returns on Form 1120 RIC and Form 8613 and (2) state and local return as directed by the Fund.Additional state returns will be billed separately.

     B. 1099-MISC. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Fund paid more than $600 during the year.

     C. Supplementary tax information. Prepare for review by the Fund's officers, supplementary information for shareholders' tax purposes as directed by the Fund.

     D. Annual Core Tax Services. Provide annual base services to the Fund, including analysis of book/tax differences, review of periodic distributions, performance and review of tax compliance tests, analysis of corporate actions for appropriate tax treatments and updates on enacted tax legislation.


III. ROUTINE COMPLIANCE

J.P. Morgan will provide assistance to the Fund and its investment adviser with respect to compliance with federal tax and securities laws. Responsibility for such compliance services is subject to the development of a more precise allocation of duties and responsibilities between J.P. Morgan, the adviser and other relevant service providers. In addition, J.P. Morgan's provision of compliance services is designed to assist the Fund and its adviser but is not intended as an assumption by J.P. Morgan of the adviser's fiduciary duties and legal responsibilities to the Fund.

     A. Portfolio compliance. Monitor and periodically test the Fund's compliance with such investment restrictions and other regulatory requirements, as may be agreed to between the adviser, J.P. Morgan and the Fund (e.g., issuer or industry diversification, etc.).

     B. Tax compliance. Monitor and periodically test, including on required quarterly testing dates, the Fund's compliance with the requirements of Section 851 of the Internal Revenue Code and applicable Treasury Regulations for qualification as a regulated investment company.

     C. Policies and procedures compliance. Assist the investment adviser with monitoring its compliance with Fund Board directives, such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, Rule 17e-1 and Rule 12d3-1 procedures.


IV.  GENERAL ADMINISTRATION

     A. Board materials. Prepare or compile performance and expense information, financial reports, and compliance data and information for inclusion in the Fund's regular quarterly Board meeting materials.

     B. Dividend distributions. Calculate dividend distributions in accordance with distribution policies detailed in the Fund's prospectuses or Board resolutions. Assist Fund management in making final determinations of distribution amounts.

     C. Expense accruals. Prepare Fund, portfolio or class expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

     D. Expense payments. Arrange, if directed by the appropriate Fund officers, for the payment of the Fund's and each Portfolio's or class' expenses.

     E. Reports to statistical service providers. Report Fund performance to up to five outside statistical service providers as directed by Fund management; additional reporting may be subject to additional changes.

     F. SEC examinations. Provide support and coordinate communications and data collection, of records and documents held by J.P. Morgan on the Fund's behalf, with respect to routine SEC regulatory examinations of the Fund.

     G. Non-executive officers. At the Trust's request, furnish appropriate non-executive officers for the Fund, such as assistant treasurers and secretaries.

                         MUTUAL FUNDS SERVICE AGREEMENT


                                   SCHEDULE C
                     DESCRIPTION OF FUND ACCOUNTING SERVICES


J.P. Morgan shall provide the following accounting services to the Fund:

     A. Maintenance of the books and records for the Fund's assets, including records of all securities transactions.

     B. Calculation of the Fund's Net Asset Value in accordance with the Prospectus, and after the Fund meets eligibility requirements, transmission to NASDAQ and to such other entities as directed by the Fund.

     C. Accounting for dividends and interest received and distributions made by the Fund.

     D. Coordinate with the Fund's independent auditors with respect to the annual audit, and as otherwise requested by the Fund.

     E. As mutually agreed upon, J.P. Morgan will provide domestic and/or international reports.


                                      C-1